Exhibit 10.1

AMERICAN ITALIAN PASTA COMPANY
AMENDMENT TO EMPLOYMENT AGREEMENT
JOHN P. KELLY

This agreement is entered into by and between American Italian Pasta Company, a Delaware corporation (the “Employer”) and John P. Kelly (the “Executive”).

WHEREAS, the parties entered into an Employment Agreement dated November 6, 2007 (the “Employment Agreement”);

WHEREAS, the parties desire to conform certain provisions of the Employment Agreement to the Company’s Amended and Restated Severance Plan for Senior Vice Presidents and above, effective October 30, 2009, (the “Amended and Restated Severance Plan”)

NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

1.  All references in the Employment Agreement to the “Severance Plan” shall mean the Amended and Restated Severance Plan.

2.  Section 3.1 Position Acceptance Payment shall be restated in its entirety to read as follows:

 “On the Effective Date, Employer shall award Executive 49,000 shares of restricted stock of Employer and 145,000 stock appreciation rights pursuant to the attached forms of award agreement.  Such awards shall have been approved by the Board of Directors or Compensation Committee of the Board in accordance with the provisions of the Employer’s 2000 Equity Incentive Plan, as amended (the “Plan”).  Notwithstanding any vesting requirements provided in such award agreements, the Plan or the Severance Plan, these awards will accelerate and become fully vested upon any termination of Executive by the Employer other than for Cause or termination by the Executive for Good Reason (both Cause and Good Reason shall be as defined in the Amended and Restated Severance Plan) (provided, however, the award agreements shall control in the event of Executive’s disability, death or retirement).”

3.  Section 7.2.2 Involuntary Termination is deleted in its entirety, and the Amended and Restated Severance Plan shall govern any termination for “Good Reason” (as defined in the Amended and Restated Severance Plan).

4.  The last sentence of Section 7.3 Conditions to Severance Payments is deleted.

IN WITNESS WHEREOF, the undersigned have executed this agreement this 1st day of December, 2009.

American Italian Pasta Company

By:	/s/ Robert W. Schuller
Robert W. Schuller, Executive Vice
President and General Counsel
/s/ John P. Kelly
John P. Kelly